Exhibit 99.1
RING ENERGY ANNOUNCES THIRD QUARTER 2024 RESULTS, PROVIDES GUIDANCE FOR FOURTH QUARTER AND UPDATES FULL YEAR 2024 OUTLOOK

~ Q3 2024 Highlighted by Record Sales, Strategic Divestiture and Meaningful Debt Reduction ~

The Woodlands, TX – November 6, 2024 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today reported operational and financial results for third quarter 2024 and provided an outlook for the fourth quarter and updated guidance for the full year.

Third Quarter 2024 Highlights

•Produced record sales of 20,108 barrels of oil equivalent per day (“Boe/d”) (66% oil) exceeding the high end of guidance;
•Oil sales were 13,204 Bo/d which were within guidance;
•Reported net income of $33.9 million, or $0.17 per diluted share, and Adjusted Net Income1 of $13.4 million, or $0.07 per diluted share;
•Incurred Lease Operating Expense (“LOE”) of $10.98 per Boe, near the midpoint of guidance;
•Recorded Adjusted EBITDA1 of $54.0 million;
•Divested non-core vertical wells and associated facilities in the Central Basin Platform for $5.5 million with a valuation of approximately 5.6 times estimated next twelve months cash flow2;
•Guidance updated to reflect the impact of the divestiture;
•Successful development campaign resulted in capital spending of $42.7 million (guidance was $35 million to $45 million) with 13 wells drilled and 11 wells completed and placed on production during the quarter;
•Generated third quarter Adjusted Free Cash Flow1 of $1.9 million;
•Remained cash flow positive for the 20th consecutive quarter;
•Ended the period with $392.0 million in outstanding borrowings on the Company’s credit facility, reflecting a paydown of $15.0 million during the third quarter, $33.0 million YTD; and
•Increased liquidity to a record $208.0 million and Leverage Ratio3 remained at 1.59x as of September 30, 2024.

Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “Our strong performance during the third quarter is a direct reflection of the Company’s commitment to its stockholders and — more specifically — the successful execution of our drilling and completion program and continued focus on reducing our all-in cash operating costs by our team of experienced professionals. Complementing this performance was the divestiture of non-core vertical assets in the Central Basin Platform (CBP). When combined with the cash flow from operations, we were able to reduce debt by another $15 million during the period, reducing our debt to $392 million. We believe it is important to point out that our debt at the end of the third quarter was $5 million less than debt we had at the end of the quarter prior to closing the Founders acquisition last year, yet our production is higher by over 2,800 Boe/d, enhancing our ability to accelerate further debt reduction in the future.”

Mr. McKinney concluded, “As we look to the remainder of the fourth quarter and into 2025, we believe we are well positioned for continued success and further debt reduction as we remain squarely focused on our strategy of maximizing cash flow generation. As you know, further debt reduction over the coming quarters will be subject to commodity prices. If future oil prices are consistently lower than recent averages, we will pull back capital to maintain production in favor of our ongoing focus on debt reduction. Regarding our guidance, we have updated
1 A non-GAAP financial measure; see the “Non-GAAP Information” section in this release for more information including reconciliations to the most comparable GAAP measures.
2 The cash flow for the next twelve months (“NTM”) represents field level cash flow based on a strip price as of September 12, 2024.
3 Refer to the “Non-GAAP Information” section in this release for calculation of the Leverage Ratio.

our full year 2024 guidance to reflect only the recent divestiture of non-core vertical assets. Our existing assets continue to meet or exceed expectations. Regarding our capital spending program during the fourth quarter, we look forward to the results of testing new opportunities designed to unlock new producing zones on our existing acreage. These investments represent a new phase of potential inventory growth for our Company through seeking to identify and develop new hydrocarbon resources organically. Although we are adding organic inventory growth as another strategy to create value, we will continue to pursue strategic, accretive and balance sheet enhancing acquisitions as our primary source of production and reserves growth. As in the past, we will maintain the discipline associated with enhancing our balance sheet and profitably achieving the size and scale designed to drive long-term value for our stockholders. Thank you for your continued support.”

Summary Results

	Quarter					Year to Date
	Q3 2024	Q2 2024	Q3 2024 to Q2 2024 % Change	Q3 2023	Q3 2024 to Q3 2023 % Change	YTD 2024	YTD 2023	YTD % Change
Average Daily Sales Volumes (Boe/d)	20,108	19,786	2%	17,509	15%	19,644	17,688	11%
Crude Oil (Bo/d)	13,204	13,623	(3)%	12,028	10%	13,406	12,181	10%
Net Sales (MBoe)	1,849.9	1,800.6	3%	1,610.9	15%	5,382.6	4,828.8	11%
Realized Price - All Products ($/Boe)	$48.24	$55.06	(12)%	$58.16	(17)%	$52.56	$54.07	(3)%
Realized Price - Crude Oil ($/Bo)	$74.43	$80.09	(7)%	$81.69	(9)%	$76.77	$75.79	1%
Revenues ($MM)	$89.2	$99.1	(10)%	$93.7	(5)%	$282.9	$261.1	8%
Net Income ($MM)	$33.9	$22.4	51%	$(7.5)	549%	$61.8	$54.0	15%
Adjusted Net Income[1] ($MM)	$13.4	$23.4	(43)%	$26.3	(49)%	$57.2	$79.3	(28)%
Adjusted EBITDA[1] ($MM)	$54.0	$66.4	(19)%	$58.6	(8)%	$182.4	$170.6	7%
Capital Expenditures ($MM)	$42.7	$35.4	21%	$42.4	1%	$114.3	$113.2	1%
Adjusted Free Cash Flow[1] ($MM)	$1.9	$21.4	(91)%	$6.1	(68)%	$38.9	$29.1	34%

Adjusted Net Income, Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures, which are described in more detail and reconciled to the most comparable GAAP measures, in the tables shown later in this release under “Non-GAAP Financial Information.”

Sales Volumes, Prices and Revenues: Sales volumes for the third quarter of 2024 were a record 20,108 Boe/d (66% oil, 15% natural gas and 19% NGLs), or 1,849,934 Boe. Positively impacting third quarter 2024 sales volumes was the Founders Acquisition that closed in August 2023 and incremental production brought online during the period associated with the Company’s ongoing development program. Second quarter 2024 sales volumes were 19,786 Boe/d (69% oil, 14% natural gas and 17% NGLs), or 1,800,570 Boe, and third quarter of 2023 sales volumes were 17,509 Boe/d (69% oil, 16% natural gas and 15% NGLs), or 1,610,857 Boe. Third quarter 2024 sales volumes were comprised of 1,214,788 barrels (“Bbls”) of oil, 1,705,027 thousand cubic feet (“Mcf”) of natural gas and 350,975 Bbls of NGLs.

For the third quarter of 2024, the Company realized an average sales price of $74.43 per barrel of crude oil, $(2.26) per Mcf of natural gas, and $7.66 per barrel of NGLs. The realized natural gas and NGL prices were impacted by a fee reduction to the value received. For the third quarter of 2024, the weighted average natural gas price per Mcf was $(0.50) and the weighted average fee per Mcf was $(1.76); the weighted average NGL price per barrel was $18.45 offset by a weighted average fee per barrel of $(10.79). The weighted average natural gas price for third quarter 2024 reflects continued natural gas product takeaway constraints, which could be alleviated through additional third-party pipeline capacity. The combined average realized sales price for the period was $48.24 per Boe versus $55.06 per Boe for the second quarter of 2024 and $58.16 per Boe in the third quarter of 2023. The average oil price differential the Company experienced from NYMEX WTI futures pricing in the third quarter of 2024 was a negative $0.56 per barrel of crude oil, while the average natural gas price differential from NYMEX futures pricing was a negative $4.43 per Mcf.

Revenues were $89.2 million for the third quarter of 2024 compared to $99.1 million for the second quarter of 2024 and $93.7 million for the third quarter of 2023. The decrease in third quarter 2024 revenues from the second quarter of 2024 was driven by a decrease in overall realized pricing, partially offset by increased sales volumes.

Lease Operating Expense (“LOE”): LOE, which includes expensed workovers and facilities maintenance, was $20.3 million, or $10.98 per Boe, in the third quarter of 2024, which was near the midpoint of the Company’s guidance of $10.50 to $11.25 per Boe. LOE was $19.3 million, or $10.72 per Boe in the second quarter of 2024 and $18.0 million, or $11.18 per Boe, for the third quarter of 2023.

Gathering, Transportation and Processing (“GTP”) Costs: As previously disclosed, due to a contractual change effective May 1, 2022, the Company no longer maintains ownership and control of natural gas through processing for the majority of its gas produced. As a result, the majority of GTP costs are now reflected as a reduction to the natural gas sales price and not as an expense item. There does remain one contract in place with a natural gas processing entity where the point of control of gas dictates requiring the fees to be recorded as an expense.

Ad Valorem Taxes: Ad valorem taxes were $1.17 per Boe for the third quarter of 2024 compared to $0.74 per Boe in the second quarter of 2024 and $1.10 per Boe for the third quarter of 2023.

Production Taxes: Production taxes were $2.27 per Boe in the third quarter of 2024 compared to $2.01 per Boe in the second quarter of 2024 and $2.95 per Boe in third quarter of 2023. Production taxes ranged between 3.7% to 5.1% of revenue for all three periods.

Depreciation, Depletion and Amortization (“DD&A”) and Asset Retirement Obligation Accretion: DD&A was $13.87 per Boe in the third quarter of 2024 versus $13.72 per Boe for the second quarter of 2024 and $13.65 per Boe in the third quarter of 2023. Asset retirement obligation accretion was $0.19 per Boe in the third quarter of 2024, compared to $0.20 for the second quarter of 2024 and $0.22 per Boe in the third quarter of 2023.

General and Administrative Expenses (“G&A”): G&A was $6.4 million ($3.47 per Boe) for the third quarter of 2024 versus $7.7 million ($4.28 per Boe) for the second quarter of 2024 and $7.1 million ($4.40 per Boe) for the third quarter of 2023. G&A, excluding non-cash share-based compensation, was $6.4 million ($3.45 per Boe) for the third quarter of 2024 versus $5.6 million ($3.13 per Boe) for the second quarter of 2024 and $4.9 million ($3.05 per Boe) for the third quarter of 2023. G&A, excluding non-cash share-based compensation and transaction costs, was $6.4 million ($3.45 per Boe) for the third quarter of 2024 versus $5.6 million ($3.13 per Boe) for the second quarter of 2024 and $5.1 million ($3.15 per Boe) for the third quarter of 2023.

Interest Expense: Interest expense was $10.8 million in the third quarter of 2024 versus $10.9 million for the second quarter of 2024 and $11.4 million for the third quarter of 2023.

Derivative (Loss) Gain: In the third quarter of 2024, Ring recorded a net gain of $24.7 million on its commodity derivative contracts, including a realized $1.9 million cash commodity derivative loss and an unrealized $26.6 million non-cash commodity derivative gain. This compares to a net loss of $1.8 million in the second quarter of 2024, including a realized $2.6 million cash commodity derivative loss and an unrealized $0.8 million non-cash commodity derivative gain. In the third quarter of 2023, the Company recorded a net loss on commodity derivative contracts of $39.2 million, including a realized $5.4 million cash commodity derivative loss and an unrealized $33.9 million non-cash commodity derivative loss.

A summary listing of the Company’s outstanding derivative positions at September 30, 2024 is included in the tables shown later in this release.

For the remainder (October through December) of 2024, the Company has approximately 0.6 million barrels of oil (approximately 48% of oil sales guidance midpoint) hedged and approximately 0.5 billion cubic feet of natural gas (approximately 32% of natural gas sales guidance midpoint) hedged.

Income Tax: The Company recorded a non-cash income tax provision of $10.1 million in the third quarter of 2024 versus a provision of $6.8 million in the second quarter of 2024, and a benefit of $3.4 million for the third quarter of 2023.

Sale of Non-Core Properties: On September 30, 2024, the Company completed the sale of certain oil and gas properties, including vertical wells and associated facilities, within Andrews County, Texas and Gaines County, Texas to an unaffiliated party for $5.5 million. As part of the sale, the buyer assumed an asset retirement obligation balance of approximately $2.7 million.

Balance Sheet and Liquidity: Total liquidity (defined as cash and cash equivalents plus borrowing base availability under the Company’s credit facility) at September 30, 2024 was $208.0 million, a 7% increase from June 30, 2024. Liquidity at September 30, 2024 consisted of $208.0 million of availability under Ring’s revolving credit facility, which included a reduction of $35 thousand for letters of credit. On September 30, 2024, the Company had $392 million in borrowings outstanding on its credit facility that has a current borrowing base of $600 million. During the third quarter, Ring paid down $15 million in borrowings. Consistent with the past, the Company is targeting continued debt reduction, dependent on market conditions, the timing and level of capital spending, and other considerations.

Capital Expenditures: During the third quarter of 2024, capital expenditures were $42.7 million, which was within the Company’s guidance of $35 million to $45 million, and the number of wells drilled and completed (and placed on production) — 13 and 11 wells, respectively — was also within the Company’s guidance range. Three horizontal (“Hz”) wells were drilled and completed in the Northwest Shelf, including two 1-mile and one 1.5-mile. Four 1-mile Hz wells were drilled in the Central Basin Platform, two of which were completed in October. Finally, six vertical wells were drilled and completed in the Central Basin Platform.

Quarter	Area	Wells Drilled	Wells Completed	Drilled Uncompleted ("DUC")

1Q 2024	Northwest Shelf (Horizontal)	2	2	—
	Central Basin Platform (Horizontal)	3	3	—
	Central Basin Platform (Vertical)	6	6	—
	Total (1)	11	11	—

2Q 2024	Northwest Shelf (Horizontal)	—	—	—
	Central Basin Platform (Horizontal)	5	5	—
	Central Basin Platform (Vertical)	6	6	—
	Total	11	11	—

3Q 2024	Northwest Shelf (Horizontal)	3	3	—
	Central Basin Platform (Horizontal)	4	2	2
	Central Basin Platform (Vertical)	6	6	—
	Total	13	11	2
(1) First quarter total does not include the SWD well drilled and completed in the Central Basin Platform.

Full Year and Fourth Quarter 2024 Sales Volumes, Capital Investment and Operating Expense Guidance

The Company is updating its guidance to reflect actual results through the third quarter and the previously discussed divestiture of non-core assets that was completed on September 30, 2024.

Ring’s 2024 development program includes two rigs (one Hz and one vertical) focused on slightly growing oil sales volumes and maintaining year-over-year Boe sales. The Company’s YTD performance has led to greater year-over-year Boe and oil sales volumes growth than originally planned.

For full year 2024, Ring now expects total capital spending of $147 million to $155 million (versus $141 million to $161 million previously), with no change to the midpoint. The updated program includes a balanced and capital efficient combination of drilling, completing and placing on production 21 to 23 Hz and 22 to 24 vertical wells across the Company’s asset portfolio. Additionally, the full year capital spending program includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, reactivations, and leasing costs, as well as non-operated drilling, completion, capital workovers, and ESG improvements.

All projects and estimates are based on assumed WTI oil prices of $70 to $90 per barrel and Henry Hub prices of $2.00 to $3.00 per Mcf. As in the past, Ring has designed its spending program with flexibility to respond to changes in commodity prices and other market conditions as appropriate.

Based on the $151 million midpoint of spending guidance, the Company continues to expect the following estimated allocation of capital, including:

•77% for drilling, completion, and related infrastructure;
•14% for recompletions and capital workovers;
•5% for ESG improvements (environmental and emission reducing upgrades); and
•4% for land, non-operated capital, and other.

The Company is updating its full year 2024 oil sales volumes guidance to between 13,250 and 13,450 Bo/d versus 13,200 to 13,800 Bo/d previously, which reflects a 1% reduction at the midpoint due primarily to the divestiture of non-core assets discussed above.

The Company remains focused on maximizing Adjusted Free Cash Flow. All 2024 planned capital expenditures will be fully funded by cash on hand and cash from operations, and excess Adjusted Free Cash Flow is targeted for further debt reduction.

For the fourth quarter of 2024, Ring is providing guidance for sales volumes of 12,950 to 13,550 Bo/d and 19,200 to 20,000 Boe/d (68% oil, 13% natural gas, and 19% NGLs).

The Company is targeting total capital expenditures in fourth quarter 2024 of $33 million to $41 million, primarily for drilling and completion activity. Additionally, the capital spending program includes funds for targeted capital workovers, infrastructure upgrades, well reactivations, leasing acreage; and non-operated drilling, completion, and capital workovers.

Ring expects LOE of $10.75 to $11.25 per Boe for the fourth quarter and $10.70 to $11.00 per Boe for the full year. The Company’s previous guidance for full year 2024 was $10.50 to $11.25 per Boe.

The guidance in the table below represents the Company's current good faith estimate of the range of likely future results. Guidance could be affected by the factors discussed below in the "Safe Harbor Statement" section.

	Q4	FY
	2024	2024
Sales Volumes:
Total Oil (Bo/d)	12,950 - 13,550	13,250 - 13,450
Midpoint (Bo/d)	13,250	13,350
Total (Boe/d)	19,200 - 20,000	19,500 - 19,800
Midpoint (Boe/d)	19,600	19,650
Oil (%)	68%	68%
NGLs (%)	19%	18%
Gas (%)	13%	14%

Capital Program:
Capital spending(1) (millions)	$33 - $41	$147 - $155
Midpoint (millions)	$37	$151
New Hz wells drilled	4 - 6	21 - 23
New Vertical wells drilled	4 - 6	22 - 24
Completion of DUC wells	2	n/a
Wells completed and online	10 - 14	43 - 47

Operating Expenses:
LOE (per Boe)	$10.75 - $11.25	$10.70 - $11.00
Midpoint (per Boe)	$11.00	$10.85
(1) In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, and well reactivations. Also included is anticipated spending for leasing acreage; and non-operated drilling, completion, capital workovers, and ESG improvements.

Conference Call Information

Ring will hold a conference call on Thursday, November 7, 2024 at 12:00 p.m. ET (11 a.m. CT) to discuss its third quarter 2024 operational and financial results. An updated investor presentation will be posted to the Company’s website prior to the conference call.

To participate in the conference call, interested parties should dial 833-953-2433 at least five minutes before the call is to begin. Please reference the “Ring Energy Third Quarter 2024 Earnings Conference Call”. International callers may participate by dialing 412-317-5762. The call will also be webcast and available on Ring’s website at www.ringenergy.com under “Investors” on the “News & Events” page. An audio replay will also be available on the Company’s website following the call.

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; the effects of future regulatory or legislative actions; cost and availability of transportation and storage capacity as a result of oversupply, government regulation or other factors; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2023, and its other SEC filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Contact Information

Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146 Email: apetrie@ringenergy.com

RING ENERGY, INC.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Oil, Natural Gas, and Natural Gas Liquids Revenues	$89,244,383	$99,139,349	$93,681,798	$282,886,868	$261,113,283

Costs and Operating Expenses
Lease operating expenses	20,315,282	19,309,017	18,015,348	57,984,733	51,426,145
Gathering, transportation and processing costs	102,420	107,629	(4,530)	376,103	(6,985)
Ad valorem taxes	2,164,562	1,337,276	1,779,163	5,647,469	5,120,119
Oil and natural gas production taxes	4,203,851	3,627,264	4,753,289	12,259,418	13,173,568
Depreciation, depletion and amortization	25,662,123	24,699,421	21,989,034	74,153,994	64,053,637
Asset retirement obligation accretion	354,195	352,184	354,175	1,057,213	1,073,900
Operating lease expense	175,091	175,090	138,220	525,272	366,711
General and administrative expense	6,421,567	7,713,534	7,083,574	21,604,323	21,023,956

Total Costs and Operating Expenses	59,399,091	57,321,415	54,108,273	173,608,525	156,231,051

Income from Operations	29,845,292	41,817,934	39,573,525	109,278,343	104,882,232

Other Income (Expense)
Interest income	143,704	144,933	80,426	367,181	160,171
Interest (expense)	(10,754,243)	(10,946,127)	(11,381,754)	(33,199,314)	(32,322,840)
Gain (loss) on derivative contracts	24,731,625	(1,828,599)	(39,222,755)	3,888,531	(26,483,190)
Gain (loss) on disposal of assets	—	51,338	—	89,693	(132,109)
Other income	—	—	—	25,686	126,210
Net Other Income (Expense)	14,121,086	(12,578,455)	(50,524,083)	(28,828,223)	(58,651,758)

Income Before Benefit from (Provision for) Income Taxes	43,966,378	29,239,479	(10,950,558)	80,450,120	46,230,474

Benefit from (Provision for) Income Taxes	(10,087,954)	(6,820,485)	3,411,336	(18,637,325)	7,737,688

Net Income (Loss)	$33,878,424	$22,418,994	$(7,539,222)	$61,812,795	$53,968,162

Basic Earnings (Loss) per Share	$0.17	$0.11	$(0.04)	$0.31	$0.29
Diluted Earnings (Loss) per Share	$0.17	$0.11	$(0.04)	$0.31	$0.28

Basic Weighted-Average Shares Outstanding	198,177,046	197,976,721	195,361,476	197,850,538	188,865,752
Diluted Weighted-Average Shares Outstanding	200,723,863	200,428,813	195,361,476	200,139,478	194,583,215

RING ENERGY, INC.
Condensed Operating Data
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Net sales volumes:
Oil (Bbls)	1,214,788	1,239,731	1,106,531	3,673,356	3,325,323
Natural gas (Mcf)	1,705,027	1,538,347	1,567,104	4,739,881	4,726,056
Natural gas liquids (Bbls)	350,975	304,448	243,142	919,225	715,832
Total oil, natural gas and natural gas liquids (Boe)(1)	1,849,934	1,800,570	1,610,857	5,382,561	4,828,831

% Oil	66%	69%	69%	68%	69%
% Natural Gas	15%	14%	16%	15%	16%
% Natural Gas Liquids	19%	17%	15%	17%	15%

Average daily sales volumes:
Oil (Bbls/d)	13,204	13,623	12,028	13,406	12,181
Natural gas (Mcf/d)	18,533	16,905	17,034	17,299	17,312
Natural gas liquids (Bbls/d)	3,815	3,346	2,643	3,355	2,622
Average daily equivalent sales (Boe/d)	20,108	19,786	17,509	19,644	17,688

Average realized sales prices:
Oil ($/Bbl)	$74.43	$80.09	$81.69	$76.77	$75.79
Natural gas ($/Mcf)	(2.26)	(1.93)	0.36	(1.61)	0.11
Natural gas liquids ($/Bbls)	7.66	9.27	11.22	9.29	11.97
Barrel of oil equivalent ($/Boe)	$48.24	$55.06	$58.16	$52.56	$54.07

Average costs and expenses per Boe ($/Boe):
Lease operating expenses	$10.98	$10.72	$11.18	$10.77	$10.65
Gathering, transportation and processing costs	0.06	0.06	—	0.07	—
Ad valorem taxes	1.17	0.74	1.10	1.05	1.06
Oil and natural gas production taxes	2.27	2.01	2.95	2.28	2.73
Depreciation, depletion and amortization	13.87	13.72	13.65	13.78	13.26
Asset retirement obligation accretion	0.19	0.20	0.22	0.20	0.22
Operating lease expense	0.09	0.10	0.09	0.10	0.08
General and administrative expense (including share-based compensation)	3.47	4.28	4.40	4.01	4.35
G&A (excluding share-based compensation)	3.45	3.13	3.05	3.30	3.03
G&A (excluding share-based compensation and transaction costs)	3.45	3.13	3.15	3.30	3.02

(1) Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding.) The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

RING ENERGY, INC.
Condensed Balance Sheets
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$—	$296,384
Accounts receivable	36,394,451	38,965,002
Joint interest billing receivables, net	1,343,801	2,422,274
Derivative assets	8,375,984	6,215,374
Inventory	4,627,980	6,136,935
Prepaid expenses and other assets	2,076,896	1,874,850
Total Current Assets	52,819,112	55,910,819
Properties and Equipment
Oil and natural gas properties, full cost method	1,770,078,718	1,663,548,249
Financing lease asset subject to depreciation	4,192,099	3,896,316
Fixed assets subject to depreciation	3,389,907	3,228,793
Total Properties and Equipment	1,777,660,724	1,670,673,358
Accumulated depreciation, depletion and amortization	(450,913,685)	(377,252,572)
Net Properties and Equipment	1,326,747,039	1,293,420,786
Operating lease asset	2,057,096	2,499,592
Derivative assets	8,735,674	11,634,714
Deferred financing costs	9,406,089	13,030,481
Total Assets	$1,399,765,010	$1,376,496,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$90,143,131	$104,064,124
Income tax liability	257,704	—
Financing lease liability	879,598	956,254
Operating lease liability	633,132	568,176
Derivative liabilities	3,929,188	7,520,336
Notes payable	912,819	533,734
Asset retirement obligations	836,421	165,642
Total Current Liabilities	97,591,993	113,808,266

Non-current Liabilities
Deferred income taxes	26,859,453	8,552,045
Revolving line of credit	392,000,000	425,000,000
Financing lease liability, less current portion	496,954	906,330
Operating lease liability, less current portion	1,574,117	2,054,041
Derivative liabilities	4,535,777	11,510,368
Asset retirement obligations	25,396,573	28,082,442
Total Liabilities	548,454,867	589,913,492
Commitments and contingencies
Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 198,196,034 shares and 196,837,001 shares issued and outstanding, respectively	198,196	196,837
Additional paid-in capital	798,747,764	795,834,675
Retained earnings (Accumulated deficit)	52,364,183	(9,448,612)
Total Stockholders’ Equity	851,310,143	786,582,900
Total Liabilities and Stockholders' Equity	$1,399,765,010	$1,376,496,392

RING ENERGY, INC.
Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,		September 30,	September 30,	September 30,
	2024	2024		2023	2024	2023
Cash Flows From Operating Activities
Net income (loss)	$33,878,424	$22,418,994		$(7,539,222)	$61,812,795	$53,968,162
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	25,662,123	24,699,421		21,989,034	74,153,994	64,053,637
Asset retirement obligation accretion	354,195	352,184		354,175	1,057,213	1,073,900
Amortization of deferred financing costs	1,226,881	1,221,608		1,258,466	3,670,096	3,699,235
Share-based compensation	32,087	2,077,778		2,170,735	3,833,697	6,374,743
Bad debt expense	8,817	14,937		19,656	187,594	41,865
(Gain) loss on disposal of assets	—	(89,693)		—	(89,693)	—
Deferred income tax expense (benefit)	10,005,502	6,621,128		(3,585,002)	18,212,075	(8,160,712)
Excess tax expense (benefit) related to share-based compensation	7,553	46,972		7,886	95,333	158,763
(Gain) loss on derivative contracts	(24,731,625)	1,828,599		39,222,755	(3,888,531)	26,483,190
Cash received (paid) for derivative settlements, net	(1,882,765)	(2,594,497)		(5,350,798)	(5,938,777)	(5,829,728)
Changes in operating assets and liabilities:
Accounts receivable	5,529,542	2,955,975		(14,419,854)	3,245,030	(5,671,516)
Inventory	1,148,418	189,121		1,778,460	1,508,955	3,701,882
Prepaid expenses and other assets	545,529	(1,251,279)		1,028,203	(202,046)	68,525
Accounts payable	(225,196)	(7,712,355)		18,562,202	(9,538,827)	3,500,913
Settlement of asset retirement obligation	(222,553)	(160,963)		(105,721)	(974,877)	(1,025,607)
Net Cash Provided by Operating Activities	51,336,932	50,617,930	—	55,390,975	147,144,031	142,437,252

Cash Flows From Investing Activities
Payments for the Stronghold Acquisition	—	—		—	—	(18,511,170)
Payments for the Founders Acquisition	—	—		(49,902,757)	—	(49,902,757)
Payments to purchase oil and natural gas properties	(164,481)	(147,004)		(726,519)	(787,343)	(1,605,262)
Payments to develop oil and natural gas properties	(42,099,874)	(36,554,719)		(40,444,810)	(117,559,401)	(112,996,032)
Payments to acquire or improve fixed assets subject to depreciation	(33,938)	(26,649)		(183,904)	(185,524)	(209,798)
Proceeds from sale of fixed assets subject to depreciation	—	10,605		—	10,605	332,230
Proceeds from divestiture of equipment for oil and natural gas properties	—	—		—	—	54,558
Proceeds from sale of Delaware properties	—	—		(384,225)	—	7,608,692
Proceeds from sale of New Mexico properties	—	(144,398)		4,312,502	(144,398)	4,312,502
Proceeds from sale of CBP vertical wells	5,500,000	—		—	5,500,000	—
Net Cash Used in Investing Activities	(36,798,293)	(36,862,165)		(87,329,713)	(113,166,061)	(170,917,037)

Cash Flows From Financing Activities
Proceeds from revolving line of credit	27,000,000	29,500,000		94,500,000	108,000,000	179,000,000
Payments on revolving line of credit	(42,000,000)	(44,500,000)		(63,500,000)	(141,000,000)	(166,000,000)
Proceeds from issuance of common stock from warrant exercises	—	—		—	—	12,301,596
Payments for taxes withheld on vested restricted shares, net	(17,273)	(86,991)		(18,302)	(919,249)	(294,365)
Proceeds from notes payable	—	1,501,507		—	1,501,507	1,565,071
Payments on notes payable	(442,976)	(145,712)		(462,606)	(1,122,422)	(1,114,883)
Payment of deferred financing costs	—	(45,704)		—	(45,704)	—
Reduction of financing lease liabilities	(257,202)	(176,128)		(191,748)	(688,486)	(551,579)
Net Cash Provided by (Used in) Financing Activities	(15,717,451)	(13,953,028)		30,327,344	(34,274,354)	24,905,840

Net Increase (Decrease) in Cash	(1,178,812)	(197,263)		(1,611,394)	(296,384)	(3,573,945)
Cash at Beginning of Period	1,178,812	1,376,075		1,749,975	296,384	3,712,526
Cash at End of Period	$—	$1,178,812		$138,581	$—	$138,581

RING ENERGY, INC.
Financial Commodity Derivative Positions
As of September 30, 2024

The following tables reflect the details of current derivative contracts as of September 30, 2024 (quantities are in barrels (Bbl) for the oil derivative contracts and in million British thermal units (MMBtu) for the natural gas derivative contracts):

	Oil Hedges (WTI)
	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026

Swaps:
Hedged volume (Bbl)	368,000	71,897	52,063	265,517	64,555	449,350	432,701	—
Weighted average swap price	$68.43	$72.03	$72.03	$72.94	$72.03	$70.38	$69.53	$—

Deferred premium puts:
Hedged volume (Bbl)	88,405	—	—	—	—	—	—	—
Weighted average strike price	$75.00	$—	$—	$—	$—	$—	$—	$—
Weighted average deferred premium price	$2.61	$—	$—	$—	$—	$—	$—	$—

Two-way collars:
Hedged volume (Bbl)	128,800	474,750	464,100	225,400	404,800	—	—	379,685
Weighted average put price	$60.00	$57.06	$60.00	$65.00	$60.00	$—	$—	$60.00
Weighted average call price	$73.24	$75.82	$69.85	$78.91	$75.68	$—	$—	$72.50

	Gas Hedges (Henry Hub)
	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026

NYMEX Swaps:
Hedged volume (MMBtu)	431,800	616,199	594,400	289,550	—	—	532,500	—
Weighted average swap price	$4.44	$3.78	$3.43	$3.72	$—	$—	$3.38	$—

Two-way collars:
Hedged volume (MMBtu)	18,300	33,401	27,300	308,200	598,000	553,500	—	515,728
Weighted average put price	$3.00	$3.00	$3.00	$3.00	$3.00	$3.50	$—	$3.00
Weighted average call price	$4.15	$4.39	$4.15	$4.75	$4.15	$5.03	$—	$3.93

	Oil Hedges (basis differential)
	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026

Argus basis swaps:
Hedged volume (Bbl)	244,000	270,000	273,000	276,000	276,000	—	—	—
Weighted average spread price (1)	$1.15	$1.00	$1.00	$1.00	$1.00	$—	$—	$—

(1) The oil basis swap hedges are calculated as the fixed price (weighted average spread price above) less the difference between WTI Midland and WTI Cushing, in the issue of Argus Americas Crude.

RING ENERGY, INC.
Non-GAAP Financial Information

Certain financial information included in this release are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted EBITDA,” “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “G&A Excluding Share-Based Compensation,” “G&A Excluding Share-Based Compensation and Transaction Costs,” “Leverage Ratio,” “All-In Cash Operating Costs,” and “Cash Operating Margin.” Management uses these non-GAAP financial measures in its analysis of performance. In addition, Adjusted EBITDA is a key metric used to determine a portion of the Company’s incentive compensation awards. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies.

Reconciliation of Net Income (Loss) to Adjusted Net Income

“Adjusted Net Income” is calculated as net income (loss) minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and transaction costs for executed acquisitions and divestitures (A&D). Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare our results with our peers.

	(Unaudited for All Periods)
	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2024		2024		2023		2024		2023
	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted
Net Income (Loss)	$33,878,424	$0.17	$22,418,994	$0.11	$(7,539,222)	$(0.04)	$61,812,795	$0.31	$53,968,162	$0.28

Share-based compensation	32,087	—	2,077,778	0.01	2,170,735	0.01	3,833,697	0.02	6,374,743	0.03
Unrealized loss (gain) on change in fair value of derivatives	(26,614,390)	(0.13)	(765,898)	—	33,871,957	0.17	(9,827,308)	(0.05)	20,653,462	0.11
Transaction costs - executed A&D	—	—	—	—	(157,641)	—	3,539	—	62,550	—
Tax impact on adjusted items	6,132,537	0.03	(304,225)	—	(2,059,802)	(0.01)	1,380,335	0.01	(1,752,617)	(0.01)

Adjusted Net Income	$13,428,658	$0.07	$23,426,649	$0.12	$26,286,027	$0.13	$57,203,058	$0.29	$79,306,300	$0.41

Diluted Weighted-Average Shares Outstanding	200,723,863		200,428,813		195,361,476		200,139,478		194,583,215

Adjusted Net Income per Diluted Share	$0.07		$0.12		$0.13		$0.29		$0.41

Reconciliation of Net Income (Loss) to Adjusted EBITDA

The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense (including interest income and expense), unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for executed acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Net Income (Loss)	$33,878,424	$22,418,994	$(7,539,222)	$61,812,795	$53,968,162

Interest expense, net	10,610,539	10,801,194	11,301,328	32,832,133	32,162,669
Unrealized loss (gain) on change in fair value of derivatives	(26,614,390)	(765,898)	33,871,957	(9,827,308)	20,653,462
Income tax (benefit) expense	10,087,954	6,820,485	(3,411,336)	18,637,325	(7,737,688)
Depreciation, depletion and amortization	25,662,123	24,699,421	21,989,034	74,153,994	64,053,637
Asset retirement obligation accretion	354,195	352,184	354,175	1,057,213	1,073,900
Transaction costs - executed A&D	—	—	(157,641)	3,539	62,550
Share-based compensation	32,087	2,077,778	2,170,735	3,833,697	6,374,743
Loss (gain) on disposal of assets	—	(51,338)	—	(89,693)	132,109
Other income	—	—	—	(25,686)	(126,210)

Adjusted EBITDA	$54,010,932	$66,352,820	$58,579,030	$182,388,009	$170,617,334

Adjusted EBITDA Margin	61%	67%	63%	64%	65%

Reconciliations of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow and Adjusted EBITDA to Adjusted Free Cash Flow

The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities less changes in operating assets and liabilities (as reflected on our Condensed Statements of Cash Flows), plus transaction costs for executed acquisitions and divestitures (A&D), current income tax expense (benefit), proceeds from divestitures of equipment for oil and natural gas properties, loss (gain) on disposal of assets, and less capital expenditures, bad debt expense, and other income. For this purpose, our definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and the lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in our capital expenditures guidance provided to investors. Our management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of our current operating activities after the impact of capital expenditures and net interest expense (including interest income and expense, excluding amortization of deferred financing costs) and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Net Cash Provided by Operating Activities	$51,336,932	$50,617,930	$55,390,975	$147,144,031	$142,437,252
Adjustments - Condensed Statements of Cash Flows
Changes in operating assets and liabilities	(6,775,740)	5,979,501	(6,843,290)	5,961,765	(574,197)
Transaction costs - executed A&D	—	—	(157,641)	3,539	62,550
Income tax expense (benefit) - current	74,899	152,385	165,780	329,917	264,261
Capital expenditures	(42,691,163)	(35,360,832)	(42,398,484)	(114,313,003)	(113,152,655)
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	—	—	54,558
Bad debt expense	(8,817)	(14,937)	(19,656)	(187,594)	(41,865)
Loss (gain) on disposal of assets	—	38,355	—	—	132,109
Other income	—	—	—	(25,686)	(126,210)

Adjusted Free Cash Flow	$1,936,111	$21,412,402	$6,137,684	$38,912,969	$29,055,803

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Adjusted EBITDA	$54,010,932	$66,352,820	$58,579,030	$182,388,009	$170,617,334

Net interest expense (excluding amortization of deferred financing costs)	(9,383,658)	(9,579,586)	(10,042,862)	(29,162,037)	(28,463,434)
Capital expenditures	(42,691,163)	(35,360,832)	(42,398,484)	(114,313,003)	(113,152,655)
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	—	—	54,558

Adjusted Free Cash Flow	$1,936,111	$21,412,402	$6,137,684	$38,912,969	$29,055,803

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Cash Flow from Operations

The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, as reflected in our Condensed Statements of Cash Flows, less the changes in operating assets and liabilities, which includes accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligations, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this non-GAAP measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

Net Cash Provided by Operating Activities	$51,336,932	$50,617,930	$55,390,975	$147,144,031	$142,437,252

Changes in operating assets and liabilities	(6,775,740)	5,979,501	(6,843,290)	5,961,765	(574,197)

Adjusted Cash Flow from Operations	$44,561,192	$56,597,431	$48,547,685	$153,105,796	$141,863,055

Reconciliation of General and Administrative Expense (G&A) to G&A Excluding Share-Based Compensation and Transaction Costs

The following table presents a reconciliation of General and Administrative Expense (G&A), a GAAP measure, to G&A excluding share-based compensation, and G&A excluding share-based compensation and transaction costs for executed acquisitions and divestitures (A&D).

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023

General and administrative expense (G&A)	$6,421,567	$7,713,534	$7,083,574	$21,604,323	$21,023,956
Shared-based compensation	32,087	2,077,778	2,170,735	3,833,697	6,374,743
G&A excluding share-based compensation	6,389,480	5,635,756	4,912,839	17,770,626	14,649,213
Transaction costs - executed A&D	—	—	(157,641)	3,539	62,550
G&A excluding share-based compensation and transaction costs	$6,389,480	$5,635,756	$5,070,480	$17,767,087	$14,586,663

Calculation of Leverage Ratio

“Leverage” or the “Leverage Ratio” is calculated under our existing senior revolving credit facility and means as of any date, the ratio of (i) our consolidated total debt as of such date to (ii) our Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under our existing senior revolving credit facility.

The Company defines “Consolidated EBITDAX” in accordance with our existing senior revolving credit facility that means for any period an amount equal to the sum of (i) consolidated net income (loss) for such period plus (ii) to the extent deducted in determining consolidated net income for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation, depletion and amortization determined on a consolidated basis in accordance with GAAP, (D) exploration expenses determined on a consolidated basis in accordance with GAAP, and (E) all other non-cash charges acceptable to our senior revolving credit facility administrative agent determined on a consolidated basis in accordance with GAAP, in each case for such period minus (iii) all noncash income added to consolidated net income (loss) for such period; provided that, for purposes of calculating compliance with the financial covenants, to the extent that during such period we shall have consummated an acquisition permitted by the credit facility or any sale, transfer or other disposition of any property or assets permitted by the senior revolving credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to the property or assets so acquired or disposed of.

Also set forth in our existing senior revolving credit facility is the maximum permitted Leverage Ratio of 3.00. The following table shows the leverage ratio calculation for our most recent fiscal quarter.

	(Unaudited)
	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	Last Four Quarters
	2023	2024	2024	2024
Consolidated EBITDAX Calculation:
Net Income (Loss)	$50,896,479	$5,515,377	$22,418,994	$33,878,424	$112,709,274
Plus: Consolidated interest expense	11,506,908	11,420,400	10,801,194	10,610,539	44,339,041
Plus: Income tax provision (benefit)	7,862,930	1,728,886	6,820,485	10,087,954	26,500,255
Plus: Depreciation, depletion and amortization	24,556,654	23,792,450	24,699,421	25,662,123	98,710,648
Plus: non-cash charges acceptable to Administrative Agent	(29,695,076)	19,627,646	1,664,064	(26,228,108)	(34,631,474)
Consolidated EBITDAX	$65,127,895	$62,084,759	$66,404,158	$54,010,932	$247,627,744
Plus: Pro Forma Acquired Consolidated EBITDAX	—	—	—	—	—
Less: Pro Forma Divested Consolidated EBITDAX	24,832	(124,084)	(469,376)	(600,460)	(1,169,088)
Pro Forma Consolidated EBITDAX	$65,152,727	$61,960,675	$65,934,782	$53,410,472	$246,458,656

Non-cash charges acceptable to Administrative Agent
Asset retirement obligation accretion	$351,786	$350,834	$352,184	$354,195
Unrealized loss (gain) on derivative assets	(32,505,544)	17,552,980	(765,898)	(26,614,390)
Share-based compensation	2,458,682	1,723,832	2,077,778	32,087
Total non-cash charges acceptable to Administrative Agent	$(29,695,076)	$19,627,646	$1,664,064	$(26,228,108)

	As of
	September 30,
	2024
Leverage Ratio Covenant:
Revolving line of credit	$392,000,000
Pro Forma Consolidated EBITDAX	246,458,656
Leverage Ratio	1.59
Maximum Allowed	≤ 3.00x

All-In Cash Operating Costs

The Company defines All-In Cash Operating Costs, a non-GAAP financial measure, as “all in cash” costs which includes lease operating expenses, G&A costs excluding share-based compensation, net interest expense (including interest income and expense, excluding amortization of deferred financing costs), workovers and other operating expenses, production taxes, ad valorem taxes, and gathering/transportation costs. Management believes that this metric provides useful additional information to investors to assess the Company’s operating costs in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
All-In Cash Operating Costs:
Lease operating expenses (including workovers)	$20,315,282	$19,309,017	$18,015,348	$57,984,733	$51,426,145
G&A excluding share-based compensation	6,389,480	5,635,756	4,912,839	17,770,626	14,649,213
Net interest expense (excluding amortization of deferred financing costs)	9,383,658	9,579,586	10,042,862	29,162,037	28,463,434
Operating lease expense	175,091	175,090	138,220	525,272	366,711
Oil and natural gas production taxes	4,203,851	3,627,264	4,753,289	12,259,418	13,173,568
Ad valorem taxes	2,164,562	1,337,276	1,779,163	5,647,469	5,120,119
Gathering, transportation and processing costs	102,420	107,629	(4,530)	376,103	(6,985)
All-in cash operating costs	$42,734,344	$39,771,618	$39,637,191	$123,725,658	$113,192,205

Boe	1,849,934	1,800,570	1,610,857	5,382,561	4,828,831

All-in cash operating costs per Boe	$23.10	$22.09	$24.61	$22.99	$23.44

Cash Operating Margin

The Company defines Cash Operating Margin, a non-GAAP financial measure, as realized revenues per Boe less “all-in cash operating costs per Boe. Management believes that this metric provides useful additional information to investors to assess the Company’s operating margins in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Cash Operating Margin
Realized revenues per Boe	$48.24	$55.06	$58.16	$52.56	$54.07
All-in cash operating costs per Boe	23.10	22.09	24.61	22.99	23.44
Cash Operating Margin per Boe	$25.14	$32.97	$33.55	$29.57	$30.63